Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for First Quarter Fiscal 2009

•	Q1 sales were $466 million, up 1% from Q4 of fiscal 2008 and down 1% from Q1 of fiscal 2008
•	Record gross margin percentage of 66.0%, up from 65.9% in Q4 and 63.0% in last year’s Q1
•	EPS of 33 cents, down from the 34 cents reported in Q4 and up from the 30 cents reported in Q1 of fiscal 2008
•	Sales outlook for Q2 of fiscal 2009 expected to range from $470 million to $480 million

SANTA CLARA, Calif. – Sept. 5, 2008 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $466 million and net income of $80 million, or 33 cents per share, for the first quarter of fiscal 2009 which ended August 24, 2008.  In National’s fourth quarter of fiscal 2008, the company reported $462 million in sales, $83 million in net income and 34 cents per share.

Gross margin of 66.0 percent in National’s first quarter of fiscal 2009 set a new record for the company and was up from the 65.9 percent gross margin achieved in the fourth quarter of fiscal 2008. Gross margin was considerably higher than the gross margin of 63.0% reported in the first quarter of fiscal 2008. Strength in gross margin continues to be driven by strong manufacturing performance and cost efficiencies as well as improved product mix of higher-value analog products.

“The global energy crisis is a problem that needs solving, and with our leadership position in power management technology, this is our focus for growth,” said Brian L. Halla, National’s chairman and CEO. “For example, we recently announced our SolarMagic technology, which significantly improves the efficiency of new or existing solar panel installations by recouping lost energy caused by shading or other sub-optimal conditions.”

Bookings for Q1, Fiscal 2009

National’s total company bookings in the first quarter of fiscal 2009 were down seasonally by about 7 percent compared to the prior quarter. This lower level of bookings was seen primarily in the distribution channel. It was also impacted by some truncation of longer-term backlog in our Japan region, which did not have any notable effect on near-term sales trends for that region; however, total company opening 13-week backlog for the second quarter was higher than the first quarter. Total company billings exceeded bookings in the first quarter.

Other Notable Items in Q1, Fiscal 2009 Results

Included in first quarter fiscal 2009 results was $1 million in severance and restructuring expense related to previously announced actions and $19 million in stock compensation expense under FASB Statement 123(R). One year ago, the first quarter of fiscal 2008 included a $1 million credit in severance and restructuring and $20 million of stock compensation expense. All of these amounts are on a pre-tax basis.

Outlook for Q2, Fiscal 2009

National anticipates that sales in the second quarter of fiscal 2009 will range from $470 million to $480 million. Operating expenses are expected to increase sequentially to a range of $178 million to $183 million primarily due to seasonally higher stock compensation expense and annual employee wage increases that went into effect around the beginning of September.

Stock Repurchase Program

During the first quarter of fiscal 2009, the company repurchased approximately $105 million of stock under its stock buyback program. As of the end of the first quarter of fiscal 2009, National had approximately $151 million of authorization still available under approved programs for future stock repurchases. National Semiconductor’s fully diluted weighted average share count for the first quarter of fiscal of 2009 was 241 million shares, down from 246 million shares in the fourth quarter of fiscal 2008.

Company Declares Dividend

The company announced today that the Board of Directors has declared a cash dividend of $0.06 per outstanding share of common stock.  This dividend will be paid on October 6, 2008 to shareholders of record at the close of business on September 18, 2008.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended May 25, 2008 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

About National Semiconductor

National Semiconductor creates energy-efficient analog and mixed-signal semiconductors. Its PowerWise® products enable systems that consume less power, extend battery life, and generate less heat. Headquartered in Santa Clara, Calif., National reported sales of $1.89 billion for fiscal 2008 which ended May 25, 2008. Additional company and product information is available at www.national.com.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	Aug. 24,	Aug. 26,
	2008	2007
Net sales	$465.6	$471.5
Cost of sales	158.4	174.6
Gross margin	307.2	296.9

Research and development	89.6	93.8
Selling, general and administrative	81.8	75.5
Severance and restructuring expenses	1.1	(1.5)
Other operating income, net	(0.1)	(3.1)

Operating expenses	172.4	164.7

Operating income	134.8	132.2
Interest income	3.8	11.2
Interest expense	(18.3)	(19.6)
Other non-operating expense, net	(2.8)	(1.1)

Income before taxes	117.5	122.7
Income tax expense	37.9	37.1

Net income	$79.6	$85.6

Earnings per share:
Basic	$0.34	$0.32
Diluted	$0.33	$0.30

Selected income statement ratios as a percentage of sales:

Gross margin	66.0%	63.0%
Research and development	19.2%	19.9%
Selling, general and administrative	17.6%	16.0%
Net income	17.1%	18.2%

Effective tax rate	32.3%	30.2%

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Aug. 24, 2008	May 25, 2008
ASSETS
Current assets:
Cash and cash equivalents	$692.5	$736.8
Receivables	156.2	137.3
Inventories	148.9	148.6
Deferred tax assets	82.6	82.9
Other current assets	45.5	66.0

Total current assets	1,125.7	1,171.6

Net property, plant and equipment	554.0	557.3
Goodwill	60.5	60.5
Deferred tax assets	250.6	247.5
Other assets	117.3	112.2

Total assets	$2,108.1	$2,149.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$62.5
Accounts payable	62.4	53.5
Accrued expenses	127.8	180.3
Income taxes payable	17.3	12.3

Total current liabilities	270.0	308.6

Long-term debt	1,397.4	1,414.8
Long-term income taxes payable	143.4	143.4
Other non-current liabilities	95.2	85.4

Total liabilities	1,906.0	1,952.2

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	114.8	116.3
Retained earnings	174.1	167.4
Accumulated other comprehensive loss	(86.8)	(86.8)

Total shareholders’ equity	202.1	196.9

Total liabilities and shareholders’ equity	$2,108.1	$2,149.1

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Three Months Ended
	Aug. 24, 2008	Aug. 26, 2007
Cash flows from operating activities:
Net income	$79.6	$85.6
Adjustments to reconcile net income with net cash provided by
Operating activities:
Depreciation and amortization	31.2	32.6
Share-based compensation	19.4	20.0
Excess tax benefit from share-based payment arrangements	(4.1)	(11.5)
Tax benefit associated with stock options	6.2	20.1
Loss on investments	2.8	1.1
Loss on disposal of equipment	-	2.8
Gain on sale of manufacturing plant assets	-	(3.1)
Noncash other operating income	(0.4)	-
Other, net	(1.7)	(0.8)
Changes in certain assets and liabilities, net:
Receivables	(21.2)	(25.3)
Inventories	(0.3)	10.6
Other current assets	(8.7)	(11.0)
Accounts payable and accrued expenses	(39.4)	7.2
Current and deferred income taxes	27.9	23.4
Other non-current liabilities	0.8	(26.2)
Net cash provided by operating activities	92.1	125.5
Cash flows from investing activities:
Purchase of property, plant and equipment	(22.3)	(23.9)
Proceeds from sale of property, plant, and equipment	-	13.0
Funding of benefit plan	(3.2)	(3.4)
Other, net	0.6	0.4
Net cash used in investing activities	(24.9)	(13.9)
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	-	992.9
Proceeds from bank borrowings, net of issuance costs	-	1,996.5
Repayment of bank borrowing	(15.6)	(1,500.0)
Payment on software license obligations	-	(8.4)
Excess tax benefit from share-based payment arrangements	4.1	11.5
Minimum tax withholding paid on behalf of employees for net share settlements	(0.1)	(13.9)
Issuance of common stock	19.2	53.8
Purchase and retirement of treasury stock	(105.1)	(1,500.0)
Cash dividends declared and paid	(14.0)	(10.8)
Net cash (used in) provided by financing activities	(111.5)	21.6
Net change in cash and cash equivalents	(44.3)	133.2
Cash and cash equivalents at beginning of period	736.8	828.6
Cash and cash equivalents at end of period	$692.5	$961.8

PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended
	Aug. 24, 2008	Aug. 26, 2007
Earnings per share:
Basic	$0.34	$0.32
Diluted	$0.33	$0.30

Net income used in basic and diluted
earnings per share calculation	$79.6	$85.6

Weighted-average shares outstanding:
Basic	230.8	270.1
Diluted	241.3	283.9

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended
Other operating income, net	Aug. 24, 2008	Aug. 26, 2007

Net intellectual property income	$ 0.1	$-
Gain on sale of manufacturing plant assets	-	(3.1)
Total other operating income, net	$ 0.1	$(3.1)

Other non-operating income (expense), net

Loss on investments	$ (2.8)	$(1.1)
Total other non-operating expense, net	$ (2.8)	$(1.1)